CERTIFIED EXTRACT FROM MINUTES OF
                 QUARTERLY MEETING OF THE BOARD OF DIRECTORS OF
                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

                             Held on August 23, 1989

                         *     *     *     *     *     *

Upon motion duly made and seconded, it was unanimously voted that the following resolutions be adopted.

          1. RESOLVED, that the Board of Directors of GIAC hereby establishes, pursuant to Section 2932 of the Delaware Insurance Code, a separate account to be designated THE GUARDIAN SEPARATE ACCOUNT D (hereinafter in these resolutions referred to as the "Account") to serve as a segregated asset account to receive, hold and invest amounts arising from (a) premiums paid for the variable annuity contracts issued by GIAC through the Account (the "Contracts"); and (b) such assets of GIAC as the proper officers of GIAC may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Contracts and lodged in the Account, and such amounts, together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Contracts, in units of the Account at the value of such units at the time of acquisition.

          2. RESOLVED, that the Board of Directors hereby approves of the offering of five mutual funds - The Guardian Bond Fund, The Guardian Cash Fund, The Guardian Stock Fund, Value Line Centurion Fund and Value Line Strategic Asset Management Trust - together with The Guardian Real Estate Account and a Fixed-Rate Option to owners of the Contracts.

          3. RESOLVED, that in recognition of the fact that the aforementioned mutual funds are also currently offered to different variable life insurance and variable annuity contracts issued by GIAC, the Board of Directors hereby agrees to abide by the conditions for offering such funds under multiple contracts as imposed by the Securities and Exchange Commission ("SEC") and previously agreed to by GIAC as set forth in Investment Company Act Release Number 14685 (August 20,
          1985).

          4. RESOLVED, that the Board of Directors of GIAC authorizes $100,000 in the aggregate be deposited into the Account as "seed capital" to commence its operations and that the officers of GIAC are given discretion as to the timing of such deposit of seed capital.

          5. RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940 and Securities Act of 1933 ("the 1933 Act"), and that the officers of GIAC be and they hereby are authorized to sign and file with the SEC, or cause to be signed and filed with the SEC, a registration statement on behalf of the Account, as registrant, under the 1933 Act ("1933 Act Registration") together with any exemptive applications, no-action requests or other documents as they may deem necessary to effectuate registration of the units of the Account.

          6. RESOLVED, that the officers of GIAC are authorized and directed to sign and file with the SEC, or cause to be signed and filed with the SEC, amendments of such 1933 Act Registration or other documents as they may deem necessary or advisable from time to time respecting the Account.

          7. RESOLVED, that the signature of any director or officer of GIAC required by law to affix his signature to such 1933 Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto in the form of power of attorney attached hereto as Exhibit A.

          8. RESOLVED, that the officers of GIAC are authorized and directed to employ Guardian Investor Services Corporation ("GISC") to serve as distributor of the Contracts and to prepare any and all agreements necessary for GISC to provide such services to the Account, subject to final approval by the Board of Directors of GIAC or by the Investment Committee of the Board.

          9. RESOLVED, that the officers of GIAC are authorized and directed to sign and file with the SEC, or cause to be signed and filed with the SEC, such periodic reports under the Investment Company Act of 1940 respecting the Account as they may deem necessary or advisable from time to time.

          10. RESOLVED, that the officers of GIAC be and they hereby are authorized to take whatever steps that may be necessary or desirable to comply with such laws and regulations of the several states as may be applicable to the establishment of the Account and the sale of the Contracts.

          11. RESOLVED, that the officers of GIAC be and they hereby are authorized in the name and on behalf of GIAC, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable in order to effectuate the purposes of the foregoing resolutions.


I, Herbert N. Grolnick, Secretary of The Guardian Insurance & Annuity Company, Inc., do hereby certify that the above is a correct and true extract from the minutes of the quarterly meeting of the Board of Directors held on the date set forth above.

IN TESTIMONY WHEREOF, I have hereunto affixed my official signature in the City of New York on this 20th day of October, 1989.



                                       /s/ Herbert N. Grolnick
                                       -----------------------
                                               Secretary